UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2011 (December 19, 2011)

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:           (401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2011, LIN Television Corporation (the “Company”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) as Lender and Administrative Agent, signed an Incremental Term Loan Activation Notice (the “Activation Notice”), creating an incremental term loan facility (the “Incremental Facility”) pursuant to the Company’s existing credit agreement (the “Credit Agreement”), dated October 26, 2011, by and among the Company, JPMorgan, as Administrative Agent, and the banks and other financial institutions party thereto.

The Incremental Facility is a seven-year, $260.0 million term loan facility and is subject to the terms of the Credit Agreement.  Borrowings under the Incremental Facility will be used (i) to pay the call price for the Company’s redemption (the “Redemption”) of all of its 6 1/2% Senior Subordinated Notes due 2013 and 6 1/2% Senior Subordinated Notes due 2013 - Class B (collectively, the “2013 Notes”), as described under Item 8.01 of this current report, and (ii) to pay accrued interest, fees and expenses associated with the Redemption.

Borrowings under the Incremental Facility bear interest at a rate based, at the Company’s option, on an adjusted LIBOR rate, plus an applicable margin of 3.75%, or an adjusted Base Rate, plus an applicable margin of 2.75%; provided, that the adjusted LIBOR rate shall at no time be less than 1.25% per annum.  If the Company has not refinanced, redeemed or discharged its 8 3/8% Senior Notes due 2018 on or prior to January 15, 2018, then, in such event, the maturity of the Incremental Facility will be accelerated from December 21, 2018 to January 15, 2018.

The Incremental Facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness.  The Incremental Facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement.

In addition, on December 19, 2011 the Company entered into the First Amendment (the “Amendment”) to the Credit Agreement with JPMorgan and certain other lenders thereunder in order to provide for certain technical amendments, including in connection with the Incremental Facility and Redemption.

The descriptions of the Activation Notice and the Amendment in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this current report is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On December 21, 2011, the Company issued notices to effect the Redemption.  In the Redemption, the Company will redeem, on January 20, 2012, all outstanding 2013 Notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.  The Company will use a combination of borrowings under the Incremental Facility and cash on hand to fund the aggregate redemption price.  There is currently outstanding $166,773,000 in aggregate principal amount of 6 1/2% Senior Subordinated Notes due 2013 and $85,426,000 in aggregate principal amount of 6 1/2% Senior Subordinated Notes due 2013 - Class B.  After the Redemption, there will be no 2013 Notes outstanding.  On December 21, 2011, the Company irrevocably deposited the full amount of the redemption price for the 2013 Notes with the trustee under the indentures governing the 2013 Notes, in order to discharge its obligations under the 2013 Notes and the related indentures.

On December 21, 2011, the Company issued a press release announcing the Incremental Facility.  A copy of the press release is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Incremental Term Loan Activation Notice, Tranche B Term Facility, dated December 21, 2011, by and among the Company, JPMorgan as Administrative Agent, and the Incremental Lenders signatory thereto.

99.2
First Amendment, dated as of December 19, 2011, to Credit Agreement, dated as of October 26, 2011, among the Company, the several Lenders party thereto, JPMorgan, as administrative agent, an issuing lender and swingline lender, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as co-syndication agents, Suntrust Bank, Bank of America, N.A. and U.S. Bank, N.A. as co-documentation agents, and the other parties thereto.

99.3	Press release dated December 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: December 22, 2011	By: /s/ Nicholas N. Mohamed
Name:   Nicholas N. Mohamed
Title:     Vice President, Controller

LIN Television Corporation

Date: December 22, 2011	By: /s/ Nicholas N. Mohamed
Name:   Nicholas N. Mohamed
Title:     Vice President, Controller

EXHIBIT INDEX

99.1	Incremental Term Loan Activation Notice, Tranche B Term Facility, dated December 21, 2011, by and among the Company, JPMorgan as Administrative Agent, and the Incremental Lenders signatory thereto.

99.2
First Amendment, dated as of December 19, 2011, to Credit Agreement, dated as of October 26, 2011, among the Company, the several Lenders party thereto, JPMorgan, as administrative agent, an issuing lender and swingline lender, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as co-syndication agents, Suntrust Bank, Bank of America, N.A. and U.S. Bank, N.A. as co-documentation agents, and the other parties thereto.

99.3	Press release dated December 21, 2011.